CleanSpark Announces Closing of $40.0 Million Underwritten Public Offering

SALT LAKE CITY, Oct. 9, 2020 /PRNewswire/ -- CleanSpark, Inc. (Nasdaq: CLSK), a diversified software and services company, today announced the closing of its previously announced underwritten public offering of 4,444,445 shares of common stock at a public offering price of $9.00 per share for aggregate gross proceeds of approximately $40.0 million.

H.C. Wainwright & Co. acted as the sole book-running manager for the offering.

CleanSpark intends to use the net proceeds from the offering for working capital requirements, the growth of CleanSpark’s sales and marketing team, product development including software enhancements and improvements, and general corporate purposes and strategic mergers and acquisitions, although CleanSpark has no present commitments or agreements to enter into any such mergers or acquisitions.

A shelf registration statement on Form S-3 (File No. 333-248975) relating to the securities was filed with the U.S. Securities and Exchange Commission on September 23, 2020, and was declared effective on October 2, 2020. The offering is being made only by means of a prospectus supplement and accompanying prospectus. A final prospectus supplement and accompanying prospectus related to the offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov and may also be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by email at placements@hcwco.com or by phone at (646) 975-6996.

Procopio, Cory, Hargreaves & Savitch LLP served as legal counsel to CleanSpark and Ellenoff Grossman & Schole LLP served as legal counsel to H.C. Wainwright & Co. in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CleanSpark:

CleanSpark offers software and intelligent controls for microgrid and distributed energy resource management systems and innovative strategy and design services. The Company provides advanced energy software and control technology that allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal deployment. Our product and services consist of intelligent energy controls, microgrid modeling software, and innovation consulting services in design, technology, and business process methodologies to help transform and grow businesses.

Forward-Looking Statements:

CleanSpark cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this press release as a result of various important factors, including, without limitation: higher than expected offering expenses, market and other conditions, the Company’s intended use of proceeds, and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact - Investor Relations:

CleanSpark Inc.

Investor Relations

(801)-244-4405